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                                                                   Exhibit 10(t)

                                 TELLURIAN, INC.
                                 6 DEMAREST PL.
                              WALDWICK, N.J. 07463
                              voice (201) 251-7770
                               fax (201) 251-7788


19 MARCH 1996                                                LETTER OF INTENT


Eye Wonder Studios
626 Wellard Rd.
Fenwick, Ontario
Canada LOC 1C0

Gentlemen,

         Based on the accuracy of the business plans and other financial information provided by Eye Wonder Studios, Tellurian hereby agrees to enter into a Joint Venture Agreement with Eye Wonder, for the sole purpose of establishing a Location Based Entertainment Center at Niagra, Canada.

         For its part in the Joint Venture, Tellurian agrees to provide, at cost, its skill and expertise in the field of high speed image generation, as well as its virtual reality equipment. This includes, but is not limited to its P-51 themed adventure. In return, Eye Wonder agrees to provide all funding for the LBE at Niagra. Tellurian will assist in the securing of funds whenever necessary.

         It is understood that the two companies will remain separate and distinct entities, joined in pursuit of this one project. New projects will require additional agreements.

         For its contribution, Tellurian desires an equity position and a seat on the board governing this project.

         If the proceeding meets with your general approval and correctly states our general agreement, kindly affirm by signing a copy of this letter in the space provided and return by FAX ASAP.

Very Truly Yours,
Tellurian, Inc.

By /s/ Stu French
  ---------------------------
  Stu French, President

Approved and Agreed:
EYE WONDER STUDIOS

By /s/ Robert Winterford
   --------------------------
   Robert Winterford,